SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report                                           October 8, 1999
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(Date of earliest event reported)                        (September 24, 1999)


                          INTRUST Financial Corporation
                          -----------------------------
             (Exact name of registrant as specified in its charter)


    Kansas                          2-78658               48-0937376
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State or other jurisdiction       (Commission           (IRS Employer
  of incorporation)                File Number)          Identification No.)


105 North Main Street, Wichita, Kansas                     67202
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(Address of principal executive offices)                  Zip Code


Registrant's telephone number, including area code:     (316) 383-1111
                                                        --------------


(Former name or former address, if changed since last report)  Not applicable
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ITEM 2.  ACQUISITION OF ASSETS

On September 24, 1999, INTRUST Bank, N.A., a wholly-owned subsidiary of INTRUST Financial Corporation, assumed certain liabilities and acquired certain assets related to twenty bank branch offices from U.S. Bank National Association. U.S. Bank National Association is not affiliated with the registrant. Cash consideration of $216 million was paid to INTRUST Bank, N.A. Liabilities assumed, totaling $247 million, consisted primarily of banking customer deposits of $244 million. Assets acquired, totaling $31 million, consisted of cash, $3.5 million, deposit related loans, $3.2 million, banking facilities, $7.7 million and goodwill $16.5 million.

The transaction will be accounted for as a purchase.

Of the twenty banking locations acquired, thirteen will continue to be operated as banking offices of INTRUST Bank, N.A., six will be merged into existing INTRUST Bank, N.A. branches and one will be sold to another bank.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)   Exhibits.

                (2) Branch purchase and assumption agreement dated May 12, 1999



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  INTRUST Financial Corporation




                                                   By:    /s/ C.Q. Chandler IV
                                                          --------------------
                                                          C.Q. Chandler, IV
                                                          President


Date:  October 8, 1999


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                                INDEX TO EXHIBITS


Exhibit
Number                       Description
------                       -----------

  2                          Branch purchase and assumption agreement